Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

The undersigned, Gary B. Sabin and James Y. Nakagawa, the Chief Executive Officer and Chief Financial Officer, respectively, of Excel Trust, Inc. (the “Company”), pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each hereby certifies that, to the best of his knowledge:

(i) the Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 of the Company (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ GARY B. SABIN
Gary B. Sabin
Chairman and Chief Executive Officer

/s/ JAMES Y. NAKAGAWA
James Y. Nakagawa
Chief Financial Officer

Date: November 3, 2011